Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

In connection with the Quarterly Report of Biofrontera Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Hermann Luebbert, Chief Executive Officer of the Company, do hereby certify, to my knowledge:

1. The Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Quarterly Report.

Date: May 15, 2025	By:	/s/ Hermann Luebbert
Hermann Luebbert
Chief Executive Officer & Chairman
(Principal Executive Officer)

*	This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Biofrontera Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.